Ernst & Young

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. of our report dated March 27, 2000 with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of Vizacom Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young
                                                  Ernst & Young
                                                  Registered Auditor

Nottingham, England

April 17, 2000